                       FIRST COMMUNITY FINANCIAL GROUP, INC.
                                 LACEY, WASHINGTON

                      EXECUTIVE SUPPLEMENTAL INCOME AGREEMENT


     THIS AGREEMENT is effective on the 1st day of April, 1992, and is hereby modified on this 4th day of November, 1999, by and between FIRST COMMUNITY FINANCIAL GROUP, INC., LACEY, WASHINGTON, a Washington corporation (the "Company"), and KEN F. PARSONS, SR. (the "Officer").


                               W I T N E S S E T H :

     WHEREAS, the Officer is currently employed by the Company in an executive capacity;

     WHEREAS, the Company desires to retain the valuable services and business counsel of the Officer and to induce the Officer to remain in an executive capacity with the Company;

     WHEREAS, the Company wishes to retain the Officer in order to prevent the substantial financial loss which the Company could incur if the Officer were to leave and were to enter the employment of a competitor;

     WHEREAS, the Officer is considered a highly compensated Officer or member of a select management group of the Company;

     WHEREAS, the Company desires to pay the Officer the benefits provided herein, and desires to pay the Officer the benefits described in any current employment agreement;

     WHEREAS, the Company desires to continue the benefits provided in the Executive Supplemental Agreement with the Officer originally dated April 1, 1992, and desires to modify the Agreement to clarify the terms of those benefits;


     NOW, THEREFORE, for and in consideration of the above premises, and of the following terms, conditions and mutual covenants of the parties hereto, IT IS HEREBY AGREED:

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                                  ARTICLE 1
                                 DEFINITIONS

     For the purposes of this Agreement, the capitalized terms shall have the following meanings:

     1.01. "ADDENDUM" shall mean the attachment to this Agreement entitled "Addendum to Executive Supplemental Income Agreement" which shall be executed by the Officer and a representative of the Company.

     1.02. "BENEFICIARY" shall mean the person or persons the Officer has most recently designated on a duly executed beneficiary form received by the Company; if the Officer has not designated a Beneficiary, then any payments due under this Agreement shall be paid to the Officer's estate.

     1.03. "BENEFIT" shall mean the Retirement Benefit, the Early Retirement Benefit, the Disability Benefit, or the Pre-Retirement Death Benefit, as the case may be.

     1.04. "BENEFIT ACCRUAL ACCOUNT" shall mean the aggregate of the accrued liability entries made or required to be made to the Company's accounting records in order to record the Company's obligation to pay Benefits under this Agreement pursuant to generally accepted accounting principles during the Benefit Accrual Period and compound interest due under this Agreement. The Benefit Accrual Period begins with the effective date of this Agreement and ends at the date all benefits are paid under this Agreement.

     1.05. "BOARD OF DIRECTORS" shall mean the Board of Directors of First Community Bank of Washington and First Community Financial Group, Inc., as the case may be.

     1.06. "BUYOUT" shall mean a transaction or series of related transactions by which the Company is sold, either through the sale of a Controlling Interest in the Company's voting stock or through the sale of substantially all of the Company's assets, to a party not having a Controlling Interest in the Company's voting stock on the date of execution of this Agreement.

     1.07. "CHANGE IN CONTROL" shall mean a Buyout, Merger, or Substantial Change in Ownership and shall occur on the date the transaction is legally consummated.

                                       2
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     1.08.     "COMPENSATION" shall mean the total base salary paid to Officer by Company for any calendar year, as reflected on the payroll records of the Company.


     1.09. "CONTROLLING INTEREST" shall mean ownership, either directly or indirectly, of more than thirty percent (30%) of the voting stock of the Company or a parent company of the Company which is a member of the same "affiliated group" as defined in 26 U.S.C. Section 1504(a).

     1.10. "DISABLED" shall mean a permanent physical or mental condition whereby the Officer is or will be unable to perform the duties of the Officer's customary position of employment with the Company or any other employer controlled by or under common control with the Company. The Board of Directors shall determine whether the Officer is declared Disabled within this definition and may require the Officer to submit to a physical examination in order to declare the Officer Disabled.

     1.11. "DISABILITY BENEFIT" shall mean, at the Disabled Officer's election, a period certain not less than six (6) months nor more than one hundred eighty (180) months, in an amount necessary to amortize the Benefit Accrual Account at the Interest Rate.

     1.12.     "EARLY RETIREMENT AGE" shall mean age fifty-five (55).

     1.13. "EARLY RETIREMENT BENEFIT" shall mean, at the Retiring Officer's election, a monthly payment over a period certain not less than twelve (12) months nor more than one hundred eighty (180) months, in an amount necessary to amortize the Benefit Accrual Account at the Interest Rate.

     1.14. "ESI TRUST" is the Trust established to receive and hold the assets and liabilities associated with this Agreement in the event of a Change in Control.

     1.15. "INTEREST RATE" shall mean eight percent (8.0%). In the event eight percent (8.0%) should fail to be an appropriate rate, the Interest Rate shall be determined by the Board of Directors.


                                       3
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     1.16.     "MERGER" shall mean a transaction or series of transactions wherein the Company is combined with another business entity, and after which the persons or entities who had owned, either directly or indirectly, a Controlling Interest in the Company's voting stock on the effective date of this Agreement own less than a Controlling Interest in the voting stock of the combined entity.

     1.17. "PRE-RETIREMENT DEATH BENEFIT" shall mean the Annual Pre-Retirement Death Benefit amount set forth in the Addendum to this Agreement.

     1.18. "RETIREMENT AGE" shall mean age sixty-five (65). The Board of Directors and the Officer may, by mutual written consent, elect to postpone the Retirement Age.

     1.19. "RETIREMENT BENEFIT" shall mean the Annual Retirement Benefit amount set forth in the Addendum to this Agreement. At the Officer's election, the Retirement Benefit may be recalculated and paid as a Life Annuity.

     1.20. "SUBSTANTIAL CHANGE IN OWNERSHIP" shall mean a transaction or series of transactions in which a Controlling Interest in the Company is acquired by or for a person or business entity, either of which did not own, either directly or indirectly, a Controlling Interest in the Company on the effective date of this Agreement. The above shall not apply to stock acquired and held by First Community Financial Group, Inc. Employee Stock Ownership Plan with 401(k) Provisions (KSOP).


                                ARTICLE II
                   PAYMENT OF PRE-RETIREMENT DEATH BENEFIT

     2.01.     PRE-RETIREMENT DEATH.

          The Company agrees that if the Officer dies while covered by the provisions of this Agreement and prior to commencement of Benefit payments under Article III below, the Company will pay the Officer's Beneficiary the Pre-Retirement Death Benefit. The Pre-Retirement Death Benefit shall be divided by twelve (12) and paid in monthly payments commencing on the first business day of the month following the month in which the Officer dies. The payment of such Pre-Retirement Death Benefit will be subject to the conditions and limitations set forth elsewhere in this Agreement. If the Officer's Beneficiary is entitled to receipt of the Pre-Retirement Death Benefit, the Officer's Beneficiary shall not be entitled to any other payments under this Agreement.


                                       4
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                                    ARTICLE III
                           PAYMENT OF RETIREMENT BENEFIT

     3.01.     RETIREMENT.

          After attaining Retirement Age, the Officer may elect to commence receipt of the Retirement Benefit. The Retirement Benefit shall be divided by twelve (12) and paid in monthly payments commencing on the first business day of the month after such election. Payment of the Retirement Benefit is conditioned upon the Officer's compliance with this Agreement and upon the Officer receiving no other payments under this Agreement.

     3.02.     EARLY RETIREMENT.

          The Company agrees that the Officer may at any time subsequent to attaining Early Retirement Age request in writing to the Board of Directors to retire early. The Board of Directors may grant early retirement termination of employment. Upon the Board's grant, and at the Officer's election the payment of the Early Retirement Benefit will commence on the first business day of the month following the later of the Officer's termination of employment or election to receive the Early Retirement Benefit. The Officer may make the election to begin receiving the Early Retirement Benefit at any time after the Board's grant of early retirement but before the Officer attains Retirement Age. If the election is not made, benefits will be paid as indicated in 3.01 of this Agreement. Payment of the Early Retirement Benefit is conditioned upon the Officer's compliance with this Agreement and upon the Officer receiving no other payments under this Agreement.

     3.03.     POSTPONED RETIREMENT BENEFIT.

          In the event Retirement Age is postponed, the postponed retirement benefit shall be equal to the Retirement Benefit, unless the Board of Directors, in the exercise of its sole discretion, elects to increase the Retirement Benefit. Payment of the postponed Retirement Benefit shall commence on the first business day of the month after the Officer attains the postponed Retirement Age.


     3.04.     POST-RETIREMENT DEATH BENEFIT.

          In the event the Officer dies on or after commencement of Benefit

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payments under this Article III, the Officer's remaining Benefit payments shall continue to be paid to the Officer's Beneficiary.


                                     ARTICLE IV
                           PAYMENT OF DISABILITY BENEFIT

     4.01.     DISABILITY.

          The Company agrees that if the Officer is declared Disabled while covered by the provisions of this Agreement, the Disability Benefit and the Pre-Retirement Death Benefit shall be fully vested. The Disabled Officer may elect to begin receipt of the Disability Benefit at any time subsequent to being declared Disabled.

     4.02.     POST-DISABILITY DEATH BENEFIT.

          The Company agrees that if the Officer dies after commencement of the Disability Benefit and before Retirement Age, the Company shall pay to the Officers' Beneficiary the Pre-Retirement Death Benefit determined under Paragraph 2.01 of this Agreement, with each monthly payment reduced by an amount equal to the sum of all Disability Benefit payments previously paid to the Officer under this Agreement divided by the period certain elected by the Disabled Officer. Payment of the Post-Disability Death Benefit shall commence on the first business day of the month following the month in which the Officer dies.

          In the event the Officer dies after commencement of the Disability Benefit and on or after Retirement Age, the remaining Disability Benefit payments due under Paragraph 4.01 of this Agreement shall be paid to the Disabled Officer's Beneficiary.


                                 ARTICLE V
                                CONDITIONS

     5.01.     VESTING RIGHTS.

          The Company agrees that subject to Paragraph 5.04 of this Agreement, upon execution of this Agreement, the Officer shall be fully vested in the Benefit.

     5.02.     COVERAGE BY THIS AGREEMENT.


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          Coverage by the provisions of this Agreement is conditioned upon the
Officer's continuous employment in an eligible capacity (periods of temporary disability and authorized leave of absence shall be considered as periods of employment) with the Company from the effective date of this Agreement until the earlier of the date the Officer retires, is declared Disabled or dies. Benefit payments are conditioned upon the Officer's compliance with the terms of this Agreement so long as the Officer lives and payments are due under the provisions of this Agreement.

     5.03.     SERVICES.

          Payment of the Retirement Benefit or Early Retirement Benefit is further conditioned upon the Officer rendering such reasonable business consulting and advisory services as the Company's Board of Directors may call upon the Officer to provide while receiving payments under this Agreement.


          (a) It is understood that such services shall not require the Officer to be active in the Company's day-to-day activities, and that the Officer shall perform services as requested by management.

          (b) The Officer shall be compensated for services performed and reimbursed for all expenses incurred in performing such services.

     5.04.     NONCOMPETITION.

          Coverage by the provisions of this Agreement is further conditioned upon the Officer not engaging in any activity or similar employment capacity for any business enterprise which competes to a substantial degree with the Company during employment with the Company or while receiving Benefit coverage or payments. In the event of violation of this provision, all future Benefit coverage or payments shall be canceled and discontinued. The Board of Directors shall determine whether violations have occurred and may also waive these conditions.

     5.05.     CHANGE IN CONTROL.

          The Company agrees that prior to the effective date of a Change in Control to transfer to the ESI Trust the adjusted Benefit Accrual Account and any and all assets that the Company may have acquired in connection with the liabilities it has assumed under this Agreement. The Company, successors, and assigns agrees to continue the Benefit Accrual Period and the Pre-Retirement Death Benefit.

     5.06.     TERMINATION OF EMPLOYMENT.

          In the event of termination of employment prior to a Change in Control and prior to the commencement of Benefit payments under any provision of this Agreement, the Officer and the Company agree that the Retirement Benefit, the Pre-Retirement Death Benefit and all other provisions except Paragraphs 5.02 and
5.03 shall remain in full force and effect.

          In the event of termination of employment subsequent to a Change in Control and prior to the commencement of Benefit payments under any provision of this Agreement, the Officer and the Company, successors, and assigns agree that the Retirement Benefit, the Pre-Retirement Death Benefit and all other provisions of this Agreement except Paragraph 5.02 and 5.03 shall remain in full force and effect.


     5.07.     ACCELERATION OF PAYMENT.

          In the event the Officer and the Company, successors, and assigns agree to accelerate payment as set forth in Article VIII, the Pre-Retirement Death Benefit is null and void. The Officer shall have an exclusive option to purchase (the "Option") any and all assets that the Company may have acquired in connection with the liabilities it has assumed under this Agreement in whole or in part. The Option is exercisable no later than thirty (30) days after the Officer's receipt of the single payment amount, at a price equal to the carrying value of the assets on the books and records of the Company, determined under generally accepted accounting principles. The conditions set forth in Paragraph
5.04 shall not be applicable.


                                  ARTICLE VI
                                   FUNDING

     6.01. The Company's obligations under this Agreement shall be an unfunded and unsecured promise to pay. The Company shall not be required under any circumstances to fund its obligations under this Agreement.


                                   ARTICLE VII
                            OFFICER RIGHT TO ASSETS

     7.01. The rights of the Officer or the Beneficiary shall be solely those of an unsecured general creditor of the Company. The Officer or the Beneficiary shall only

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have the right to receive from the Company those payments as specified under this Agreement. The Officer or the Beneficiary shall have no rights or interests whatsoever in any assets of the Company. Any asset used or acquired by the Company in connection with the liabilities the Company has assumed under this Agreement shall not be deemed to be held under any trust for the benefit of the Officer or the Beneficiary, nor shall it be considered security for the performance of the obligations of the Company. It shall be, and remain, a general, unpledged, and unrestricted asset of the Company.


                                 ARTICLE VIII
                            ACCELERATION OF PAYMENT

     8.01. The Company may accelerate to a single payment any Benefits payable under this Agreement with the written consent of the Officer or the Beneficiary. In the event it is agreed to accelerate payment, the single payment amount shall equal the Benefit Accrual Account at the date of payment.


                                   ARTICLE IX
                               LEAVES OF ABSENCE

     9.01. The Company may, in its sole discretion, permit the Officer to take a leave of absence; each such period shall not exceed one (1) year in length. During such leave, the Officer shall be considered to be in the continuous employment of the Company for purposes of this Agreement.


                                   ARTICLE X
                                 ASSIGNABILITY

     10.01. Except insofar as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization, or attachment of any Benefits under this Agreement shall be valid or recognized by the Company.


                                   ARTICLE XI
                              AMENDMENT/REVOCATION

     11.01. This Agreement shall not be amended, modified, or revoked at any time, in whole or in part, without the mutual written consent of the Officer and the Company.

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

                                  ARTICLE XII
                                   FIDUCIARY

     12.01.    NAMED FIDUCIARY AND ADMINISTRATOR.

          The Board of Directors shall be the Named Fiduciary and Agreement Administrator (the "Administrator") of this Agreement. The Administrator shall be responsible for the management, control, and administration of this Agreement as established herein. The Administrator shall possess and exercise discretionary authority to make determinations as to an Officer's eligibility for benefits and to construe the terms of this Agreement. The Administrator may delegate to others certain aspects of the management and operation responsibilities of this Agreement including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     12.02.    CLAIMS PROCEDURE.

          In the event that benefits under this Agreement are not paid to the Officer (or the Beneficiary in the case of the Officer's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator named above within sixty (60) days from the date payments are refused. The Administrator shall review the written claim and, if the claim is denied, in whole or in part, they shall provide in writing within ninety (90) days of receipt of such claim their specific reasons for such denial, reference to the provision of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. The Administrator and Officer agree that any unresolved claims or disputes under this Agreement shall be submitted to a mutually acceptable arbitrator for resolution.



                                 ARTICLE XIII
                                 INCOMPETENCY

     13.01. If the Company shall find that any person to whom any payment is payable under this Agreement is unable to care for their affairs because of illness or injury, or is a minor, any payment due (unless a prior claim shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid to the Spouse, a child, a parent, a brother or sister, or a custodian determined pursuant to the Uniform Gift to Minors Act (or similar law), or to any person deemed by the Company to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Company may determine. Any such payment shall be a complete discharge of the liabilities of the Company under this Agreement.



                                   ARTICLE XIV
                             NO EMPLOYMENT CONTRACT

     14.01. This Agreement shall in no way be construed to create an employment contract between the Company and the Officer.


                                  ARTICLE XV
                               PRIOR AGREEMENTS

     15.01. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous Agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement.


                                 ARTICLE XVI
                                 SEVERABILITY

     16.01. In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (a) insofar as is reasonable, effect will be given to the intent manifested in the provision held invalid or inoperative; and (b) the validity and enforceability of the remaining provisions will not be affected thereby.


                                ARTICLE XVII
                                MISCELLANEOUS

     17.01.    LAWS GOVERNING.

          This Agreement shall be governed by the laws of the State of Washington.

     17.02.    ENFORCEMENT.

          This Agreement is solely between the Company and the Officer.

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Furthermore, the Officer or the Beneficiary shall only have recourse against the
Company for enforcement of this Agreement. However, it shall be binding upon the Beneficiary, heirs, executors and administrators of the Officer, and upon any and all successors and assigns of the Company.

         IN WITNESS WHEREOF, the parties acknowledge receipt of an executed original of this Agreement signed this 4th day of November, 1999.



                              /s/ Ken F. Parsons
                              -------------------------------
                              KEN F. PARSONS, SR.


                              FIRST COMMUNITY FINANCIAL GROUP, INC.
                              LACEY, WASHINGTON

                              By:  /s/ Patrick Martin
                                  ---------------------------------
                              Chair, Compensation Committee
                              ----------------------------------
                                         Title

                                       12
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                       FIRST COMMUNITY FINANCIAL GROUP, INC.
                                 LACEY, WASHINGTON

                                    ADDENDUM TO
                      EXECUTIVE SUPPLEMENTAL INCOME AGREEMENT

This addendum to the Executive Supplemental Income Agreement covering KEN F. PARSONS enumerates the dollar amount of Benefits payable under the Executive Supplemental Income Agreement. All rights and payment provisions are controlled by the Executive Supplemental Income Agreement effective on the 1st day of April, 1992. This addendum revokes any previously dated Addendum.

ANNUAL PRE-RETIREMENT DEATH BENEFIT:


                    Year 1         $180,000
                    Years 2-5      $135,000
                    Years 6-15     $90,000

ANNUAL RETIREMENT BENEFIT:

                    $125,000 payable for fifteen (15) years


IN WITNESS WHEREOF, the parties hereto have executed this Addendum this 4th day of November, 1999, each acknowledging receipt of a fully signed original hereof.



                           /s/ Ken F. Parsons
                         -------------------------------
                              KEN F. PARSONS


                         FIRST COMMUNITY FINANCIAL GROUP, INC.
                         LACEY, WASHINGTON

                         By: /s/ Patrick Martin, Chair, Compensation Committee
                            ---------------------------------------------------
                                                           Title